English Translation
Exhibit 10.12
Confirmation Letter regarding the Repayment Method under Loan Agreement
This Confirmation Letter regarding the Repayment Method under Loan Agreements (“the Confirmation Letter”) is executed as of February 1, 2010 between the following two parties:
     Lender: Hangzhou Dianneng Technologies Co., Ltd. (“the Lender”)
     Address: Room 703, Building C, Technology Park of Zhejiang University, 525 Xihu Road, Xihu District, Hangzhou.
     Borrower: Tao Yang (“the Borrower”)
     Identity number:
     Address: No. 7, North Flat House, Building 28, No.55 Ande Road, Dongcheng District, Beijing.
     The Lender and the Borrower shall be called hereinafter as a “Party” respectively and the “the Parties” collectively.
     WHEREAS, two Loan Agreements (collectively as “the Loan Agreements”) were entered into as of December 24, 2009 and February 1, 2010 respectively, between the Lender and the Borrower, under which the Lender provided the Borrower with a loan of RMB2.5 million (“the Loan”) as the Borrower’s capitalization into Hangzhou Fanyi Technologies Co., Ltd. (“Fanyi”); the borrower has capitalized the Loan into Fanyi and in return enjoys 25% of the share equity of Fanyi (“the Borrower’s Equity”)
     The Parties, with the intend to further clarify the Borrower’s repayment method to the Lender, herein executed the Confirmation Letter as follows (the terms used in the Confirmation Letter shall bear the same definition as they are in the Loan Agreements, provided otherwise explicitly defined or expressed herein):
1	Confirmation of repayment method
     Under Section 1.4 of the Loan Agreements, “The Lender and the Borrower hereby agree and acknowledge that the Loan shall be repaid by the Borrower in the Lender’s discretion as follows: in accordance with the Lender’s right to purchase the Borrower’s Equity under the Exclusive Purchase Option, the Borrower transfers all the Borrower’s Equity to the Lender or its designee (legal person or natural person). ”
     To avoid discrepancies, the Parties hereby confirm that: in case the Lender requires the Borrower to repay the Loan under the Loan Agreements, the method of the required repayment shall be limited to the repayment method under Section 4.1 of the Loan Agreements, i.e., the Borrower shall transfer all his Borrower’s Equity to the Lender or a person (either natural person or legal person) designated by the Lender, in which way the consideration of such transfer of equity shall offset all the principal amount and the accrued interests of the loan under the Loan Agreements.

2	Miscellaneous
2.1	The Confirmation Letter is an integral part of the Loan Agreements and has the same legal effect as the Loan Agreements.

2.2	The Confirmation Letter is effective upon the execution of the Parties.

2.3	The Confirmation Letter is written in Chinese and is executed in two counterparts with each Party holding one with the same legal effect.
(Followed by execution page only)

The parties hereto duly executed this Confirmation Letter by each party as of the date first written above.
Lender: Hangzhou Dianneng Technologies Co., Ltd.
(Seal)

Legal representative:	/s/ Tao Song
Tao Song
Borrower: Tao Yang

By:	/s/ Tao Yang